UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2019

BWX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34658	80-0558025
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Main Street, 4th Floor Lynchburg, Virginia		24504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (980) 365-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BWXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2019, BWX Technologies, Inc. (the “Company”) entered into its standard form of indemnification agreement with Messrs. Gerhard F. Burbach, a Director, and Thomas E. McCabe, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, a copy of which is attached hereto as Exhibit 10.1. The indemnification agreement generally provides for the indemnification of and advancement of expenses to a director or executive officer to the maximum extent permitted by Delaware law for claims, suits or proceedings arising out of his or her service to the Company.
In addition, the Company entered into its standard form of change in control agreement with Mr. McCabe (the “Agreement”), a copy of which is attached hereto as Exhibit 10.2. The Agreement provides severance benefits in the event Mr. McCabe’s employment with the Company is terminated within two years following a “change in control”, either by the Company for any reason other than death, “cause” or “disability” or by the employee for “good reason” (as such terms are defined in the Agreement). Subject to the execution by Mr. McCabe of a release of claims against the Company and certain affiliated persons and entities, the severance benefits would include:

(1)	payment, in cash, of all accrued benefits through the date of termination;

(2)
payment, in cash, of any annual incentive plan bonus with respect to the immediately preceding year, if such bonus has not been paid as of the date of termination but bonuses are subsequently paid with respect to that year under the annual incentive plan;

(3)	payment, in cash, of a pro-rated target annual incentive bonus for the then current year;

(4)	payment, in cash, of an amount equal to 200% of the sum of the officer’s salary plus target bonus under the annual incentive plan;

(5)	payment, in cash, of a lump-sum equal to 300% of the full annual cost of coverage for medical, dental and vision benefits provided to the officer and covered dependents;

(6)	full vesting in outstanding unvested long-term incentive awards; and

(7)	full vesting in the officer’s account balance in our Supplemental Executive Retirement Plan and Restoration Plan.
The Agreement does not provide any gross-up or tax assistance on the severance benefits. Instead, the Agreement contains a “modified cutback” provision, which would act to reduce the benefits payable to Mr. McCabe to the extent necessary so that no “golden parachute excise tax” would be imposed on the benefits paid, but only if doing so would result in Mr. McCabe retaining a larger after-tax amount. The Agreement also contains restrictions on Mr. McCabe’s ability to compete with the Company, or solicit the Company’s employees, for two years following such termination.
The foregoing descriptions of the indemnification agreement and the Agreement are qualified in their entirety by reference to the full text of the forms of indemnification agreement and Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 5.03	Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.
On May 14, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to declassify the board of directors and provide for the annual election of directors. Subsequent to stockholder approval, on May 14, 2019, the Company effectuated the amendment by filing a Certificate of Amendment with the Delaware Secretary of State. After filing of the Certificate of Amendment, the Company filed a Restated Certificate of Incorporation with the Delaware Secretary of State that restated and integrated prior amendments, but did not further amend, the Company’s Certificate of Incorporation. In connection with the amendment to declassify the board of directors and provide for the annual election, the Company’s Bylaws were amended, effective May 14, 2019, to conform to the provisions of the amended Certificate of Incorporation.
The foregoing description is qualified in its entirety by reference to the full text of the Certificate of Amendment, the Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting on May 14, 2019, the Company's stockholders voted on four matters. A brief description of, and the final vote result for, each matter voted on at the Annual Meeting are set forth below. Each matter is described in more detail in our Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on March 29, 2019.
Proposal 1: Election of two Class III directors to serve a three-year term:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
John A. Fees	88,694,816	813,088	36,794	3,896,405
Robb A. LeMasters	89,085,324	419,138	40,236	3,896,405
Proposal 2: Amendment of the BWX Technologies, Inc. Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,224,266	297,674	22,758	3,896,405
Proposal 3: Advisory vote to approve the 2018 compensation of our named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
88,118,706	1,345,458	80,534	3,896,405
Proposal 4: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019:

Votes For	Votes Against	Abstentions
92,543,406	871,567	26,130

Item 9.01	Financial Statements and Exhibits
The following exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation of BWX Technologies, Inc. dated May 14, 2019.
3.2	Restated Certificate of Incorporation of BWX Technologies, Inc. dated May 14, 2019.
3.3	Amended and Restated Bylaws of BWX Technologies, Inc. dated May 14, 2019.
10.1
Form of Director and Officer Indemnification Agreement between the Company and its directors and selected officers (incorporated by reference to Exhibit 10.15 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 1-34658)).

10.2
Form of Change in Control Agreement between the Company and selected officer (other than Mr. Geveden) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 6, 2015 (File No. 1-34658)).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWX TECHNOLOGIES, INC.

	By:	/s/ Jason S. Kerr
Jason S. Kerr
Vice President and Chief Accounting Officer

Date: May 17, 2019